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                       AGREEMENT AND PLAN OF ORGANIZATION

                         dated as of October 1, 1997

                                  by and among

                        CONDOR TECHNOLOGY SOLUTIONS, INC.

                              MST ACQUISITION CORP.
               (a subsidiary of Condor Technology Solutions, Inc.)

                       MANAGEMENT SUPPORT TECHNOLOGY CORP.

                                       and

                          the STOCKHOLDER named herein

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                       AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (this "Agreement") is made as of September __, 1997, by and among CONDOR TECHNOLOGY SOLUTIONS, INC., a Delaware corporation ("CTS"), MST ACQUISITION CORP., a Delaware corporation ("NEWCO"), MANAGEMENT SUPPORT TECHNOLOGY CORP., a Delaware corporation (the "COMPANY"), and
C. Lawrence Meador (the "STOCKHOLDER"). The STOCKHOLDER is the sole stockholder of the COMPANY.

            WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on July 7, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of CTS;

            WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware (the "Merger"), and in furtherance thereof have approved the Merger;

            WHEREAS, CTS is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with companies in the information technology industry (collectively, the "Other Founding Companies"), and their respective stockholders in order to acquire additional information technology companies. The COMPANY, together with each of the entities with which CTS has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies;"

            WHEREAS, this Agreement, the Other Agreements and the IPO (as hereinafter defined) of CTS Stock (as hereinafter defined) constitute the "CTS Plan of Organization;"

            WHEREAS, the Boards of Directors of CTS and each of the Founding Companies have approved and adopted the CTS Plan of Organization as an integrated plan to transfer the capital stock of the Founding Companies to CTS and the cash raised in the IPO of CTS Stock to CTS as a transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");
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            WHEREAS, in consideration of the agreements of the Other Founding
      Companies pursuant to the Other Agreements, the STOCKHOLDER and the Board of Directors of the COMPANY and the stockholders and the boards of directors of each of CTS and NEWCO have approved this Agreement and the transactions contemplated hereby;

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

      "Acquired Party" means the COMPANY, any subsidiary and any member of a Relevant Group.

      "Acquisition Companies" means NEWCO and each of the other Delaware companies wholly-owned by CTS prior to the Closing Date.

      "Acquisition Transaction" has the meaning set forth in Section 7.4.

      "Affiliates" has the meaning set forth in Section 5.8.

      "A/R Aging Reports" has the meaning set forth in Section 9.16.

      "Articles of Merger" means those Articles or Certificates of Merger with respect to the Merger substantially in the form[s] attached as Annex I hereto or with such changes therein as may be required by applicable state laws.

      "Balance Sheet Date" means December 31, 1996.

      "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the COMPANY, any ERISA Affiliate, or any predecessor of any of the foregoing, under which any employee or former employee of the COMPANY, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

      "CTS" has the meaning set forth in the first paragraph of this Agreement.

      "CTS Charter Documents" has the meaning set forth in Section 6.1.

      "CTS Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

      "CTS Stock" means the common stock, par value $.01 per share, of CTS.


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      "Charter Documents" has the meaning set forth in Section 5.1.

      "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

      "Closing Date" has the meaning set forth in Section 4.

      "Code" has the meaning set forth in the fifth recital of this Agreement.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY Stock" has the meaning set forth in Section 2.1.

      "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

      "Current Assets" means all assets of the COMPANY classified in the balance sheet of the COMPANY at such date as current assets in accordance with GAAP in the manner applied in the audited financial statements of the COMPANY included in the Registration Statement (excluding, however, amounts due and to become due from affiliates of the COMPANY and/or the STOCKHOLDER which have arisen from transactions which are other than arm's-length and in the ordinary course of the COMPANY's business).

      "Current Liabilities" means all liabilities of the COMPANY classified in the balance sheet of the COMPANY at such date as current liabilities in accordance with GAAP in the manner applied in the audited financial statements of the COMPANY included in the Registration Statement.

      "Current Ratio" means the ratio of (a) Current Assets to (b) Current Liabilities.

      "Delaware Law" has the meaning set forth in Section 1.2.

      "Effective Time of the Merger" means the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Closing Date.

      "Environmental Requirements" has the meaning set forth in Section 5.13.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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      "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the COMPANY or any predecessor of the COMPANY.

      "Expiration Date" has the meaning set forth in Section 5(A).

      "Founding Companies" has the meaning set forth in the third recital of this Agreement.

      "GAAP" means generally accepted accounting principles of the United States applied in a manner consistent with the past practices of the COMPANY.

      "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, Federal, state, local or otherwise.

      "Hazardous Materials" has the meaning set forth in Section 5.13(b).

      "Intellectual Property" means all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software or technology systems.

      "IPO" means the initial public offering of CTS Stock pursuant to the Registration Statement.

      "Laws" has the meaning set forth in Section 5.21.

      "Material Adverse Effect" means, with respect to any Person, any event or occurrence which would have a material adverse effect on such Person's business, condition (financial or other), properties, business prospects or financial results.

      "Material Contract" means any lease, instrument, agreement, license or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15, 5.16, 5.18 or 5.19 or any
other material agreement to which the COMPANY is a party or by which its properties are bound.

      "Merger" means the merger of NEWCO with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware.

      "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

      "NEWCO STOCK" means the common stock, par value $.01 per share, of


                                      -4-
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NEWCO.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "1933 Act" means the Securities Act of 1933, as amended.

      "Other Agreements" has the meaning set forth in the third recital of this Agreement.

      "Other Founding Companies" has the meaning set forth in the third recital of this Agreement.

      "PGBC" means the Pension Benefit Guaranty Corporation.

      "Person" means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

      "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      "Pre-Closing Date" has the meaning set forth in Section 4.

      "Pricing" means the date of determination by CTS and the Underwriters of the public offering price of the shares of CTS Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on or immediately prior to the Pre-Closing Date.

      "Registration Statement" means that certain registration statement of CTS on Form S-1 covering the shares of CTS Stock to be issued in the IPO.

      "Relevant Group" has the meaning set forth in Section 5.22(a).

      "Returns" has the meaning set forth at the end of Section 5.22.

      "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.


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      "SEC" means the United States Securities and Exchange Commission.

      "Statutory Liens" has the meaning set forth in Section 7.3(e).

      "STOCKHOLDER" has the meaning set forth in the first paragraph of this Agreement.

      "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.

      "Tax" or "Taxes" has the meaning set forth at the end of Section 5.22.

      "Taxing Authority" has the meaning set forth at the end of Section 5.22.

      "Third Person" has the meaning set forth in Section 11.2.

      "Transfer Taxes" has the meaning set forth in Section 17.6.

      "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

      "Underwriting Agreement" means the Underwriting Agreement dated the Closing Date between the Underwriters and CTS in respect of the IPO.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. THE MERGER

      1.1 Delivery and Filing of Articles of Merger. The Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and stamped receipt copies of each such filing to be delivered to CTS on or before the Closing Date.

      1.2 Effective Time of the Merger. At the Effective Time of the Merger and subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease and the COMPANY shall be the surviving party in the Merger. At the Effective Time of the Merger, the effect of the Merger otherwise shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all


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the property, rights, privileges, powers and franchises of the COMPANY and NEWCO shall vest in the Surviving Corporation, and all debts, liabilities and duties of the COMPANY and NEWCO shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.

      1.3 Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

            (a) the Certificate or Articles of Incorporation of the COMPANY then in effect shall be the Certificate or Articles of Incorporation of the Surviving Corporation until amended as provided by law;

            (b) the By-laws of the COMPANY then in effect shall be the By-laws of the Surviving Corporation until amended as provided by law;

            (c) two directors of NEWCO and four nominees of the STOCKHOLDER shall be the directors of the Surviving Corporation until their respective successors are elected or appointed and qualified in accordance with the terms the By-laws of the Surviving Corporation; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

            (d) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger, J. Marshall Coleman shall be appointed as a vice president and assistant secretary of the Surviving Corporation and shall not be entitled to any compensation from the COMPANY as a result of such appointment and his serving in such capacity, such officers to serve, subject to the provisions of the Certificate or Articles of Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

      1.4 Certain Information With Respect to the Capital Stock of the COMPANY, CTS and NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, CTS and NEWCO as of the date of this Agreement are as follows:

            (a) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 1.4 hereto;

            (b) immediately prior to the Closing Date, the authorized capital stock of CTS will consist of 50,000,000 shares; and


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            (c) as of the date of this Agreement, the authorized capital stock of NEWCO consists of 3,000 shares of NEWCO Stock, of which ten (10) shares are issued and outstanding and beneficially owned by CTS.

2. CONVERSION OF STOCK

      2.1 Manner of Conversion. The manner of converting the shares of (i) outstanding capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) CTS Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (a) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and extinguished and, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent, with respect to the STOCKHOLDER, (1) the right to receive the number of shares of CTS Stock set forth on Annex III hereto with respect to the STOCKHOLDER and (2) the right to receive the amount of cash set forth on Annex III hereto with respect to the STOCKHOLDER;

            (b) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of CTS Stock or other consideration shall be delivered or paid in exchange therefor; and

            (c) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of CTS, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

      All CTS Stock received by the STOCKHOLDER pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 5 and 15 hereof and the registration rights described in Section 16 hereof, have the same rights as all the other shares of outstanding CTS Stock by reason of the provisions of the Certificate of Incorporation of CTS or as otherwise provided by the Delaware Law. All voting rights of such CTS Stock received by the STOCKHOLDER shall be fully exercisable by the STOCKHOLDER and the STOCKHOLDER shall not be deprived nor restricted in


                                      -8-
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exercising those rights. At the Effective Time of the Merger, CTS shall have no class of capital stock issued and outstanding other than the CTS Stock.

3. DELIVERY OF MERGER CONSIDERATION

      3.1 At the Effective Time of the Merger and on the Closing Date the STOCKHOLDER, who is the holder of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive (i) the respective number of shares of CTS Stock and (ii) the amount of cash, all as set forth on Annex III hereto with respect to the STOCKHOLDER, provided that such cash shall be paid out of the net proceeds from the IPO. The cash payable pursuant to clause (ii) shall be paid by wire transfer.

      3.2 The STOCKHOLDER shall deliver in trust to Morgan, Lewis & Bockius LLP, counsel to CTS, at the Pre-Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDER, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDER's expense, affixed and canceled. The STOCKHOLDER agrees promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock. Upon consummation of the IPO and the transactions contemplated to occur on the Closing Date, all of such certificates shall be deemed released by such counsel to CTS without any further action on the part of such counsel.

4. CLOSING

      At or prior to the Pre-Closing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the advance filing with the appropriate state authorities of the Articles of Merger, which shall become effective at the Effective Time of the Merger) and (ii) effect the conversion and delivery of shares referred to in
Section 2 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the conversion and delivery of the shares and transmission of funds by wire referred to in Section 3 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. In the event that there is no Closing and this Agreement terminates, CTS hereby covenants and agrees to do all things required by Delaware Law and all things which counsel for the COMPANY advise CTS are required by applicable laws of the State of Delaware in order to rescind any merger or other actions effected by the advance filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above (the "Pre-Closing") shall take place on the date of the execution of the underwriting agreement to be used in connection with the


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IPO (the "Pre-Closing Date") at the offices of Morgan, Lewis & Bockius LLP, 101
Park Avenue, New York, New York 10178. On the Closing Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Closing Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the transmission of funds by wire in an amount equal to the cash portion of the consideration which the STOCKHOLDER shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof shall be completed and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occur shall be referred to as the "Closing Date." Time is of the essence.

5. REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDER

      (A) Representations and Warranties of the COMPANY and the STOCKHOLDER.

      Each of the COMPANY and the STOCKHOLDER jointly and severally represents and warrants to CTS and NEWCO that all of the following representations and warranties in this Section 5(A) are true and correct at the date of this Agreement and, subject to Section 7.8 hereof, shall be true and correct at the time of the Pre-Closing and the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of eighteen months (the last day of such period being the "Expiration Date"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 5.22, and (ii) solely for purposes of Section 11.1(iii) hereof and solely to the extent that, in connection with the IPO, CTS actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth in this
Section 5(A) shall survive until the expiration of any applicable statute of limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5 and for the opinion referred to in Sectionn 9.8 of this Agreement, the term "COMPANY" shall mean and refer to the COMPANY and all of its subsidiaries, if any.

      5.1 Due Organization. The COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; is duly qualified in the jurisdictions listed in Schedule 5.1 and there are no

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other jurisdictions in which the conduct of the COMPANY's business or activities or its ownership of assets requires any other qualification under applicable law, the absence of which would have a Material Adverse Effect on the COMPANY. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to CTS, are correct and complete in all material respects. The most recent minutes of the COMPANY, which are dated no earlier than 10 business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY and of its officers and directors on behalf of the COMPANY.

      5.2 Authorization. The representatives of the COMPANY executing this Agreement have the authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the COMPANY and performance by the COMPANY of its obligations under this Agreement and the consummation by the COMPANY of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action in accordance with applicable law and the Articles of Incorporation and By-Laws of the COMPANY on the part of the COMPANY and the STOCKHOLDER. This Agreement constitutes the valid and binding obligation of the COMPANY, enforceable in accordance with its terms.

      5.3 Capital Stock of the COMPANY. The authorized capital stock of the COMPANY is as set forth in Schedule 1.4. All of the issued and outstanding shares of capital stock of the COMPANY are owned by the STOCKHOLDER in the amounts set forth in Annex IV and, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDER and were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. The COMPANY and the STOCKHOLDER have full right, power and authority to exchange the COMPANY Stock as provided herein without obtaining the consent or approval of any other person or Governmental Authority.

      Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

      5.4 Transactions in Capital Stock; Organization Accounting. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) the

COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) the voting stock structure of the COMPANY has not been altered or changed in contemplation of the Merger and/or the CTS Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY Stock and a description of the material terms of such outstanding options, warrants or other rights.

      5.5 No Bonus Shares. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

      5.6 Subsidiaries. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries and sets forth the number and class of the authorized capital stock of each of the COMPANY's subsidiaries and the number of shares of each of the COMPANY's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 Predecessor Status; etc. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from which the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 Spin-off by the COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

      5.9 Financial Statements. The COMPANY has delivered to CTS copies of the following financial statements (the "Financial Statements").

            (a) Audited Balance Sheets, Income Statements, Statements of Stockholders' Equity and Statements of Cash Flows at and for the years ended December 31, 1994, 1995 and 1996.

            (b) Unaudited Balance Sheets, Income Statements, Statements of Stockholders' Equity, and Statements of Cash Flows for the six months ended June 30, 1996 and 1997.

      Each of the Financial Statements is consistent with the books and records of the COMPANY (which, in turn, are accurate and complete in all material respects) and fairly presents the COMPANY's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, consistently applied among the periods which are the subject of the Financial Statements, except unaudited interim financial statements which were or are subject to normal year-end adjustments which were not and are not expected to be material in amount and the addition of required footnotes thereto.

      5.10 Liabilities and Obligations. The COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY in excess of $10,000 which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on Schedule 5.10, since the Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also set forth on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

            (a) a summary description of the liability and has provided CTS's
      counsel with:     (i)   copies of all relevant documentation relating
                              thereto;
                        (ii)  amounts claimed and any other action or relief
                              sought;
                        (iii) and name of claimant and all other parties to the
                              claim, suit or proceeding;

            (b) the name of each court or agency before which such claim, suit or proceeding is pending;

            (c) the date such claim, suit or proceeding was instituted; and

            (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

      5.11 Accounts and Notes Receivable. The COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDER. Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to CTS in a writing accompanying the A/R Aging Reports, as the case may be, the accounts, notes and other receivables shown on Schedule 5.11 and on the A/R Aging Reports are and shall be, and the COMPANY has no reason to believe that any such account receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 5.11, net of reserves reflected in the balance sheet calculated consistent with the reserves as of the Balance Sheet Date).

      5.12 Intellectual Property; Permits and Intangibles.

            (a) The COMPANY owns or has licenses to all Intellectual Property the absence of any of which would have a Material Adverse Effect on the COMPANY, and the COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.12(a)) of all Intellectual Property owned by or licensed by the COMPANY. Each item of Intellectual Property owned by or licensed by the COMPANY is valid and in full force and effect. Except as set forth on Schedule 5.12(a), all right, title and interest in and to each item of Intellectual Property is owned by the COMPANY and is not subject to any license except as set forth on Schedule 5.12(a), royalty arrangement or pending or threatened claim or dispute. To the COMPANY's knowledge, none of the Intellectual Property owned by or licensed by the COMPANY nor any product sold or licensed by the COMPANY, infringes any Intellectual Property right of any other entity and to the COMPANY's knowledge, no Intellectual Property owned by the COMPANY is infringed upon by any other entity.

            (b) The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on the COMPANY, and the COMPANY has delivered to CTS an accurate list and summary description (which is set forth on Schedule 5.12(b)) of all governmental licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 are valid, and the COMPANY has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided in Schedule 5.12(a) or 5.12(b), the transactions contemplated by this Agreement will not (i) to the COMPANY's knowledge, result in the infringement by the COMPANY of any Intellectual Property right of any other entity, (ii) infringe any Intellectual Property listed on Schedule 5.12(a), or (iii) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any licenses, franchises, permits or government authorizations listed on Schedule 5.12(b).

      5.13 Environmental Matters.

            (a) Except as set forth on Schedule 5.13,

                  (i) the COMPANY is and at all times has been in compliance in all material respects with, and has not been in violation of or liable under, all Environmental Requirements, and

                  (ii) the COMPANY possesses all permits, licenses and certificates required by all Environmental Requirements, and has filed all notices or applications required thereby.

As used herein, "Environmental Requirements" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to pollution and protection of the environment, all as amended to date.

            (b) Except as disclosed on Schedule 5.13:

                  (i) the COMPANY has not been subject to, or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Materials in, under or upon any real property currently or formerly owned, leased or used by (A) the COMPANY or (B) any other person that has, at any time, disposed of Hazardous Materials on behalf of the COMPANY;

                  (ii) the COMPANY does not have any basis for any such notice or action; and

                  (iii) there are no pending or, to the knowledge of the
                        COMPANY, threatened actions or proceedings (or notices of potential actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health, safety or protection of the environment against the COMPANY.

            "Hazardous Materials" for purposes of this Agreement shall include, without limitation: (A) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("RCRA"), and any other Environmental and Safety Requirements; (B) petroleum, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (C) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss. 2011 et seq.; and (D) asbestos in any form or condition.

            (c) To the Company's knowledge, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Requirements, give rise to any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the COMPANY or any real property presently or previously owned or used by the COMPANY under any Environmental Requirements or related common law theories, except as identified on Schedule 5.13.

            (d) Schedule 5.13 sets forth the name and principal place of business of every off-site waste disposal organization, and each of the haulers, transporters or cartage organization engaged now or in the preceding three years by the COMPANY to dispose of Hazardous Materials to any such off-site waste disposal location on behalf of the COMPANY or any of its predecessors.

      5.14 Personal Property. The COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.14) of (x) all personal property with a fair market value individually in excess of $10,000 which is included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of the COMPANY as of the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property with a value individually in excess of $10,000, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases which have been provided to CTS's counsel, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or, to the COMPANY's knowledge, were formerly owned, by the STOCKHOLDER or Affiliates of the COMPANY or the STOCKHOLDER. Except as set forth on Schedule 5.14, (i) all personal property with a value individually in excess of $10,000 used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on
Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY, and to the COMPANY's knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

      5.15 Significant Customers: Material Contracts and Commitments. The COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.15) of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers has canceled or substantially reduced or, to the knowledge of the COMPANY, is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

      Except as listed or described on Schedule 5.15, as of or on the date hereof, neither the COMPANY is a party to or bound by, nor do there exist any, Contracts relating to or in any way affecting the operation or ownership of the COMPANY's business that are of a type described below:

            (a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

            (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect to real property other than in the COMPANY's ordinary course of business in excess of $50,000;

            (c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that the

      COMPANY need not list any such contract made in the ordinary course of business) which requires aggregate future payments of greater than $100,000;

            (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

            (e) any contract granting any person a lien on any of the assets of the COMPANY, in whole or in part;

            (f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 5.13), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

            (g) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of the COMPANY's business other than in the ordinary course of business;

            (h) any contract under which the COMPANY is

                  (i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property or real property, or

                  (ii) a lessor of any real property or tangible personal property owned by the COMPANY,

      in either case having an original value in excess of $50,000;

            (i) any contract providing for the indemnification of any officer, director, employee or other person, where such indemnification may exceed the sum of $50,000;

            (j) any joint venture or partnership contract; and

            (k) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves payments in excess of $100,000.

      The COMPANY has provided CTS with a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 5.15, each Material Contract is a valid and binding obligation of the

COMPANY, enforceable against the COMPANY in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 5.15, the COMPANY has performed all obligations required to be performed by it under each Material Contract and neither the COMPANY nor, to the knowledge of the COMPANY, any other party to any Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which, to the knowledge of the COMPANY, would constitute a breach or default thereunder. The COMPANY has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

      5.16 Real Property. (a) Schedule 5.16(a) includes a list of all real property owned by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including that reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for:

                  (i) liens reflected on Schedule 5.10 or 5.15 as securing specified liabilities (with respect to which no default by the COMPANY exists);

                  (ii) liens for current taxes not yet due and payable and assessments not in default;

                  (iii) easements for utilities serving the property only; and

                  (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

Attached to Schedule 5.16(a) are true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

      (b) Schedule 5.16(b) includes an accurate list of real property leases to which the COMPANY is a party and an indication as to which such properties, if any, are currently owned, or were formerly owned, by the STOCKHOLDER or Affiliates of the COMPANY or the STOCKHOLDER. Counsel to CTS has been provided with true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY. Except as set forth on Schedule 5.16(b), all of such leases included on Schedule 5.16(b) are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

      5.17 Insurance.

            (a) The COMPANY has delivered to CTS:

                  (i) true and complete copies of all policies of insurance to which the COMPANY is a party or under which the COMPANY, or any director of the COMPANY, is or has been covered at any time within two years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of the COMPANY's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Schedule 5.17(b) describes:

                  (i) any self-insurance arrangement by or affecting the COMPANY, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the COMPANY; and

                  (iii) all obligations of the COMPANY to third parties with respect to insurance (including such obligations under leases and service agreements), and identifies the policy under which such coverage is provided.

            (c) Schedule 5.17(c) sets forth, by year, for the current policy year and each of the preceding two policy years:

                  (i)   a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

                        a)    the name of the claimant;

                        b) a description of the policy by insurer, type of insurance and period of coverage; and

                        c)    the amount and a brief description of the claim;
                              and

                  (iii) a statement describing the loss experience for all
                        claims that were self-insured, including the number and aggregate cost of such claims.

            (d) Except as set forth on Schedule 5.17(d):

                  (i) All policies to which the COMPANY is a party or that provide coverage to the COMPANY:

                        a)    are valid, outstanding and enforceable;

                        b) are issued by an insurer that is financially sound and reputable;

                        c) taken together, provide adequate insurance for the assets and the operations of the COMPANY for all risks normally insured against by a person carrying on the same business or businesses of the COMPANY;

                        d) are sufficient for compliance with all legal requirements and Material Contracts to which the COMPANY is a party or by which it is bound;

                        e) will continue in full force and effect following the Closing in accordance with their respective terms;

                  (ii) the COMPANY has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

                  (iii) the COMPANY has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any director thereof.

                  (iv) the COMPANY has given notice to the insurer of all claims known by it to be insured thereby.

      5.18 Compensation; Employment Agreements; Organized Labor Matters. The COMPANY has delivered to CTS an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to CTS true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

      Except as set forth on Schedule 5.18, there is no, and within the last three years the COMPANY has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to the COMPANY's knowledge, threatened against the COMPANY; nor is there, to the knowledge of the COMPANY, any basis for any such allegation, charge or complaint. Except as set forth on Schedule 5.18, to the knowledge of the COMPANY, none of the employees of any critical subcontractor utilized by the COMPANY are represented by a labor union. There is no request directed to the COMPANY for union or similar representation pending and, to the COMPANY's knowledge, no question concerning representation has been raised. To the COMPANY's knowledge, there is no grievance pending which might have a Material Adverse Effect on the COMPANY nor any which might have a Material Adverse Effect on any arbitration proceeding arising out of any union agreement. There are no arbitration awards, court orders, orders of the National Labor Relations Board or private settlement agreements which in any way alter, amend or clarify any union agreement or which restrict or otherwise impact the COMPANY's ability to act with respect to the employees covered by any union agreement in the future. To the COMPANY's knowledge, no key employee and no group of employees has any plans to terminate employment with the COMPANY. The COMPANY has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

The COMPANY is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulation.

      5.19 Employee Plans. The COMPANY has delivered to CTS an accurate schedule (which is set forth on Schedule 5.19) showing all Benefit Plans of the COMPANY, together with true, complete and correct copies of such Benefit Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. The COMPANY is not required to contribute to any Benefit Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of COMPANY's employees.

      5.20 Compliance with ERISA. All Benefit Plans that are intended to qualify under Section 401 (a) of the Code are and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof other than those reports required to be distributed to Plan participants and beneficiaries. Neither the STOCKHOLDER, any such Benefit Plan, nor the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Benefit Plan has incurred an accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(l) of ERISA; and the COMPANY has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. The COMPANY further represents that:

            (a) there have been no terminations, partial terminations or discontinuance of contributions to any such Benefit Plan intended to qualify under Section 401 (a) of the Code without notice to and approval by the Internal Revenue Service;

            (b) no such Benefit Plan subject to the provisions of Title IV of ERISA has been terminated;

            (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Benefit Plan;

            (d) the COMPANY has not incurred liability under Section 4062 of ERISA;

            (e) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any Benefit Plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY;

            (f) the COMPANY is not now, nor can it as a result of its past activities become, liable to the PBGC or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA;

            (g) all Benefit Plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations; and

            (h) all accrued contribution obligations of the COMPANY with respect to any Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

      5.21 Conformity with Law; Litigation. Except as set forth on Schedule 5.13 or 5.21, the COMPANY has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its Business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than, in each case, those not having a Material Adverse Effect on the COMPANY. Without limiting the generality of the foregoing, the COMPANY has complied with all applicable federal, state and local Laws relating to antitrust and trade regulations.

      Except to the extent set forth on Schedule 5.10 or 5.13 or as set forth on
Schedule 5.21 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on Schedule 5.21) :

            (a) There is no suit, action, proceeding, claim, order or, to the Company's knowledge, investigation pending or, to the COMPANY's knowledge, threatened against either the COMPANY or any Benefit Plan, or any fiduciary of any such Benefit Plan or, to the knowledge of the COMPANY, pending or threatened against any of the officers, directors or employees of the COMPANY with respect to its business or proposed business activities or to which the COMPANY is otherwise a party, which would have a Material Adverse Effect on the COMPANY, before any court, or before any Governmental

      Authority (collectively, "Claims"); nor, to the COMPANY's knowledge, is there any basis for any such Claims.

            (b) The COMPANY is not subject to any judgment, order or decree of any court or Governmental Authority; the COMPANY has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. The COMPANY is not engaged in any legal action to recover monies due it or for damages sustained by it.

            (c) The COMPANY's current insurance is believed in good faith to be adequate to cover all pending or threatened Claims, the COMPANY has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the financial statements of the COMPANY has delivered to CTS pursuant to the terms of this Agreement. Schedule 5.21 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

      Schedule 5.21 sets forth all closed litigation matters (other than workers compensation claims) to which the COMPANY was a party during the three years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

      5.22 Taxes. Except as set forth on Schedule 5.22:

            (a) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

            (b) To the knowledge of the COMPANY and the STOCKHOLDER, the provisions for Taxes due by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

            (c) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction that is unresolved or if adversely determined would have a Material Adverse Effect on such Acquired Party.

            (d) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (e) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to CTS complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1991.

            (f) No Acquired Party has waived any statute of limitations, the waiver of which remains in effect on the date hereof, in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (g) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible (i) under Section 280G of the Code or (ii) as compensation under Section 162(m) of the Code or any similar provision under state and/or local law.

            (h) No Acquired Party is a party to any Tax allocation or sharing agreement.

            (i) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section

      168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any " long-term contract" within the meaning of Section 460 of the Code.

            (j) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

            (k) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

            (l) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

            (m) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

            (n) Each Acquired Party has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

            (o) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law),
      (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (p) Prior to CTS's acquisition of the COMPANY pursuant to this Agreement, there currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii)
      Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1 502-15A of the Treasury regulations, (vi)
      Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or
      (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

            (q) At the Balance Sheet Date, the Acquired Parties had aggregate Tax Losses for federal income Tax purposes as described on Schedule 5.22(9) attached hereto.

            (r) The COMPANY is not an investment company as defined in Section 351(e)(1) of the Code.

            (s) The fair market value of the assets of the COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

            (t) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

            For purposes of this Section 5.22, the following definitions shall apply:

            "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or Governmental Authority.

            "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Taxing Authority" means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

      5.23 No Violations. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY or the STOCKHOLDER, any other party thereto, is in default under any Material Contract; and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Contracts will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANY and the STOCKHOLDER of their obligations hereunder and the consummation by the COMPANY and the STOCKHOLDER of the transactions contemplated hereby will not (i) result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts or the Charter Documents or (ii) require the consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to, any other party. Except as set forth on

Schedule 5.23, none of the Material Contracts requires notice to, or the consent or approval of, any Governmental Authority or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. Except as set forth on Schedule 5.23, none of the Material Contracts prohibits the use or publication by the COMPANY, CTS or NEWCO of the name of any other party to such Material Contracts, and none of the Material Contracts prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, CTS, NEWCO or any Other Founding Company.

      5.24 Government Contracts. Except as set forth on Schedule 5.24, the COMPANY is not a party to any governmental contract subject to price redetermination or renegotiation.

      5.25 Business Conduct. Except as set forth on Schedule 5.25, since December 31, 1996, the COMPANY has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 5.25, since December 31, 1996, there has not been any:

            (a) Material adverse change in the COMPANY's operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects;

            (b) Damage, destruction or loss of any property owned by the COMPANY or used in the operation of the business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $50,000 affecting the COMPANY's property, financial status or the Business;

            (c) Voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by the COMPANY of any assets or property rights (tangible or intangible), having a replacement cost or fair market value in excess of $50,000, except in each case the sale of inventory and collection of accounts in the ordinary course of business consistent with past custom and practices;

            (d) Loan or advance by the COMPANY to any party other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

            (e) Declaration, setting aside, or payment of any dividend or other distribution in respect to the COMPANY's capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

            (f) Incurrence of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

            (g) Issuance by the COMPANY of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

            (h) Cancellation, waiver or release by the COMPANY of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

            (i) Amendment of the COMPANY's Articles or Certificate of Incorporation or By-Laws;

            (j) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

            (k) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the COMPANY;

            (l) Discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practices or cancellation of any debts or claims;

            (m) Sale or assignment by the COMPANY of any tangible assets other than in the ordinary course of business;

            (n) Capital expenditures or commitments therefor by the COMPANY other than in the ordinary course of business in excess of $100,000 in the aggregate;

            (o) Charitable contributions or pledges by the COMPANY in excess of $25,000 per year in the aggregate;

            (p) Mortgage, pledge or other encumbrance of any asset of the COMPANY other than in the ordinary course of business;

            (q) Adoption, amendment or termination of any Benefit Plan;

            (r) Increase in the benefits provided under any Benefit Plan; or

            (s) An occurrence or event not included in clauses (a) through (r) that has resulted or might be expected to have a Material Adverse Effect on the COMPANY.

      5.26 Deposit Accounts; Powers of Attorney. The COMPANY has delivered to CTS an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

            (a) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (b) the names in which the accounts or boxes are held;

            (c) the type of account and account number; and

            (d) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power of attorney.

      5.27 Relations with Governments. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      5.28 Disclosure.

            (a) The representations and warranties of the COMPANY and the STOCKHOLDER contained in this Agreement, the schedules to this Agreement provided by the COMPANY and/or the STOCKHOLDER, the certificates and the other documents furnished by the COMPANY and/or the STOCKHOLDER to CTS pursuant hereto and for inclusion in the Registration Statement (which, for purposes of this Agreement, shall include the completed Directors and Officers

      Questionnaires and Registration Statement Questionnaires), taken as a whole, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant hereto or thereto. If, prior to the 25th day after the date of the final prospectus of CTS utilized in connection with the IPO, the COMPANY or the STOCKHOLDER becomes aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of the COMPANY or the STOCKHOLDER in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDER shall immediately give notice of such fact or circumstance to CTS. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDER of their respective obligations under this Agreement.

            (b) The COMPANY and the STOCKHOLDER acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither CTS or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDER or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of the STOCKHOLDER to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to CTS or the prospective IPO.

      5.29 Prohibited Activities. Except as set forth on Schedule 5.29, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

      5.30 Affiliate Transactions. Schedule 5.30 sets forth the parties to and the date, nature and amount of (A) each transaction or series of similar transactions (other than payments of salary and bonus which are reflected as line items in the Financial

Statements) involving the transfer of any cash, property or rights in which the amount involved individually or collectively exceeded $60,000 to or from the COMPANY from, to, or for the benefit of any Affiliate or former Affiliate of the COMPANY ("Affiliate Transactions") during the period commencing January 1, 1994 through the date hereof and (B) any existing commitments of the COMPANY to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arms'-length negotiation, except as disclosed on Schedule 5.30.

      5.31 Misrepresentation. To the knowledge of the COMPANY and the STOCKHOLDER, none of the representations and warranties set forth in this Agreement, the certificates and the other documents furnished by the COMPANY to CTS pursuant hereto and for inclusion in the Registration Statement, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      (B) Representations and Warranties of the STOCKHOLDER

      The STOCKHOLDER represents and warrants to CTS and NEWCO that the representations and warranties set forth below with respect to such STOCKHOLDER are true and correct as of the date of this Agreement and, subject to Section
7.8 hereof, shall be true and correct at the time of the Pre-Closing and on the Closing Date.

      5.32 Securities Act Representations. The STOCKHOLDER alone, or together with the STOCKHOLDER's "purchaser representative" (as defined in Rule 501(h) promulgated under the 1933 Act):

      (a) acknowledges and agrees that (x) the shares of CTS Stock to be delivered to the STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the 1933 Act, and therefore may not be sold, transferred or otherwise conveyed without compliance with the 1933 Act or pursuant to an exemption therefrom and (y) the CTS Stock to be acquired by the STOCKHOLDER pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the CTS Stock in connection with a distribution;

      (b) acknowledges and agrees that it knows and understands that an investment in the CTS Stock is a speculative investment which involves a high degree of risk of loss;

      (c) represents and warrants that it is able to bear the economic risk of an investment in the CTS Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the CTS Stock;

      (d) represents and warrants that it has had an adequate opportunity to review and to ask questions and receive answers concerning any and all matters relating to the transactions described in (i) CTS's private placement memorandum and (ii) this Agreement;

      (e) represents and warrants that it has had an adequate opportunity to ask questions and receive answers concerning (i) the background and experience of the current and proposed officers and directors of CTS, (ii) the plans for the operations of the business of CTS, (iii) the business, operations and financial condition of the Other Founding Companies, and (iv) any plans for additional acquisitions and the like;

      (f) represents and warrants that it is either an "accredited investor" (as defined in Rule 501(a) promulgated under the 1933 Act) or, after taking into consideration the information and advice provided to the STOCKHOLDER, has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the CTS Stock;

      (g) represents and warrants that, to its knowledge, there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of CTS regarding an investment in the CTS Stock; and

      (h) acknowledges and agrees that the CTS Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY CONDOR TECHNOLOGY SOLUTIONS, INC., AN OPINION OF COUNSEL TO CONDOR TECHNOLOGY SOLUTIONS, INC. STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The STOCKHOLDER acknowledges that the effect of the foregoing legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or use as loan collateral. The STOCKHOLDER consents that "stop transfer" instructions may be noted against the CTS Stock.

      5.33 Authority; Ownership. The STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. The STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by the STOCKHOLDER, and, except as set forth on Schedule 5.33, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

      5.34 Preemptive Rights. The STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or CTS Stock that the STOCKHOLDER has or may have had other than rights of the STOCKHOLDER to acquire CTS Stock pursuant to (i) this Agreement or (ii) any option granted by CTS.

      5.35 No Intention to Dispose of CTS Stock. No STOCKHOLDER has any current plan or intention, or is under any binding commitment or contract, to sell, exchange or otherwise dispose of shares of CTS Stock received pursuant to
Section 3.1.

      5.36 Questionnaires. The Completed Directors and Officers Questionnaires and Registration Statement Questionnaires attached hereto as Schedule 5.36, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. If, prior to the 25th day after the date of the final prospectus of CTS utilized in connection with the IPO, the STOCKHOLDER becomes aware of any fact or circumstance which would affect the information disclosed in his Directors and Officers Questionnaires or their Registration Statement Questionnaires in any material respect, then the STOCKHOLDER shall immediately give notice of such fact or circumstance to CTS. However, subject to the provisions of Section 7.8, such notification shall not relieve the STOCKHOLDER of his obligations under this Agreement.

6. REPRESENTATIONS OF CTS and NEWCO

      CTS and NEWCO jointly and severally represent and warrant to the COMPANY and the STOCKHOLDER that all of the following representations and warranties in this Section 6 are true and correct at the date of this Agreement and, subject to Section 7.8 hereof, shall be true and correct at the time of the Pre-Closing and on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of eighteen months.

      6.1 Due Organization. CTS and NEWCO are each corporations duly incorporated, validly existing and in good standing under the laws of the state of their incorporation, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business in the places and in the manner as now conducted, to own or hold under lease the properties and assets they now own or hold under lease, and to perform all of their obligations under any material agreement to which they are a party or by which their properties are bound. CTS and NEWCO are not qualified to do business as foreign corporations in any jurisdiction, and there is no jurisdiction in which the conduct of CTS'S and NEWCO's business or activities or their ownership of assets requires qualification under applicable law, the absence of which would have a Material Adverse Effect on either CTS or NEWCO. True, complete and correct copies of the Certificate or Articles of Incorporation and By-Laws, each as amended, of CTS and NEWCO (the "CTS Charter Documents") are all attached hereto as Annex II. The minute books and stock records of each of CTS and NEWCO as heretofore made available to the COMPANY, are correct and complete in all material respects. The most recent minutes of each of CTS and NEWCO, which are dated no earlier than 10 business days prior to the date hereof, affirm and ratify all prior acts of CTS and NEWCO, as the case may be, and of their respective officers and directors.

      6.2 Authorization. The respective representatives of CTS and NEWCO executing this Agreement have the authority to execute and deliver this Agreement and to bind CTS and NEWCO to perform their respective obligations hereunder. The execution and delivery of this Agreement by CTS and NEWCO and the performance by CTS and NEWCO of their respective obligations under this Agreement and the consummation by CTS and NEWCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each in accordance with applicable law and the Certificate or Articles of Incorporation and By-Laws of CTS and NEWCO, as the case may be. Each share of CTS Stock to be issued to the STOCKHOLDER on the Closing Date will be duly and validly authorized and issued, free and clear of all liens, claims and other encumbrances and fully paid and nonassessable. This Agreement constitutes the valid and binding obligation of CTS and NEWCO, enforceable in accordance with its terms.

      6.3 Transaction Not a Breach. Neither the execution and delivery of this Agreement nor their performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on CTS or NEWCO or conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or the By-laws of CTS or NEWCO or of any contract, agreement, mortgage or other instrument or obligation of any nature to which CTS or NEWCO is a party or by which CTS or NEWCO is bound.

      6.4 Misrepresentation. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the COMPANY as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      6.5 Capital Stock. The entire authorized capital stock of CTS will consist of 50,000,000 shares. Except as disclosed on Schedule 6.5, there are no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which CTS is a party requiring issuance, sale or transfer of any equity securities of CTS or any securities convertible directly or indirectly into equity securities of CTS, or evidencing the right to subscribe for any equity securities of CTS, or giving any person other than the Founding Companies any rights with respect to the capital stock of CTS. Except as contemplated by this Agreement or disclosed on
Schedule 6.5, there are no voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings with respect to the CTS Stock.

      6.6 Subsidiaries. Schedule 6.6 attached hereto lists the name of each of CTS's and NEWCO's subsidiaries and sets forth the number and class of the authorized capital stock of each of CTS's and NEWCO's subsidiaries and the number of shares of each of CTS's and NEWCO's subsidiaries which are issued and outstanding prior to the Merger, all of which shares (except as set forth on Schedule 6.6) are owned by CTS and NEWCO, as the case may be, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 6.6, CTS and NEWCO do not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is CTS or NEWCO, as the case may be, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      6.7 Conformity with Law; Litigation. Except as set forth on Schedule 6.7, CTS and NEWCO have complied with all Laws applicable to them or to the operation of their businesses and have not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any Law which has not heretofore been cured and for which there is no remaining liability other than, in each case, those not having a Material Adverse Effect on CTS or NEWCO, taken as a whole. Without limiting the generality of the foregoing, CTS and NEWCO each have complied with all applicable Federal, state and local Laws relating to antitrust and trade regulations.

      Except to the extent set forth on Schedule 6.7 (which shall disclose the parties to, nature of, and relief sought for each matter):

            (a) There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of CTS and NEWCO, threatened against either of CTS or NEWCO or any Plan, or any fiduciary of any such Plan or, to the knowledge of CTS and NEWCO, pending or threatened against any of the officers, directors or employees of CTS or NEWCO with respect to their businesses or proposed business activities which are material to CTS or NEWCO, or to which CTS or NEWCO are otherwise a party, or which may affect either CTS or NEWCO, their assets or their businesses, before any court, or before any Governmental Authority.

            (b) CTS and NEWCO are not subject to any judgment, order or decree of any court or Governmental Authority; CTS and NEWCO have not received any opinion or memorandum from legal counsel to the effect that either is exposed, from a legal standpoint, to any liability or disadvantage which may be material to their businesses. Neither CTS nor NEWCO are engaged in any legal action to recover monies due it or them for damages sustained by either of them.

7. COVENANTS PRIOR TO CLOSING

      7.1 Access and Cooperation; Due Diligence.

            (a) Between the date of this Agreement and the Closing Date, the COMPANY will afford to the officers and authorized representatives of CTS and the Other Founding Companies access during business hours to all of the COMPANY's sites, properties, books and records and will furnish CTS with such additional financial and operating data and other information as to the business and properties of the COMPANY as CTS or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with CTS and the Other Founding Companies and their respective representatives, including CTS's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with the transactions contemplated by this Agreement. CTS, NEWCO, the STOCKHOLDER and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, CTS will cause each of the Other Agreements, binding each of the Other Founding Companies, to contain a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

            (b) Between the date of this Agreement and the Closing Date, CTS will afford to the officers and authorized representatives of the COMPANY access during business hours to all of CTS's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of CTS and NEWCO as the COMPANY may from time to time reasonably request. CTS and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

      7.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, the COMPANY will, except as set forth on
Schedule 7.2:

            (a) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

            (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (e) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with the COMPANY;

            (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities; and

            (g) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the COMPANY as the instruments being replaced.

      7.3 Prohibited Activities. Except as disclosed on Schedule 7.3, between the date hereof and the Closing Date, the COMPANY will not, without the prior written consent of CTS:

            (a) make any change in its Articles or Certificate of Incorporation or By-laws;

            (b) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

            (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock or engage in any transaction that will significantly affect the cash reflected on the balance sheet of the COMPANY as of December 31, 1996.

            (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of $10,000;

            (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the business of the COMPANY, (2)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or
      (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 or 5.15 hereto;

            (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

            (g) negotiate for the acquisition of any business or the start-up of any new business;

            (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (i) waive any material right or claim of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

            (j) commit a material breach, materially amend or terminate any Material Contract;

            (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

            (l) except in the ordinary course of business or as required by Law or contractual obligations or other understandings or arrangements existing on the date hereof, the COMPANY will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees engaged in the COMPANY's business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee engaged in the COMPANY's business, (iv) amend or enter into a new Plan (except as required by Law) or amend or enter into a new collective bargaining agreement (except as required by this Agreement), or (v) engage in any Affiliate Transaction.

      7.4 No Shop. In consideration of the substantial expenditure of time, effort and expense undertaken by CTS in connection with its due diligence review and the preparation and execution of this Agreement, the COMPANY and the STOCKHOLDER agree that neither they nor their representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the COMPANY) any acquisition proposal relating to or affecting the COMPANY or any part of it, or any direct or indirect interests in the COMPANY, whether by purchase of assets or stock, purchase of interests, merger or other transaction ("Acquisition Transaction"), and that the COMPANY will promptly advise CTS of the terms of any communications the STOCKHOLDER or the COMPANY may receive or become aware of relating to any bid for all or any part of the COMPANY.

      7.5 Notice to Bargaining Agents. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements. Set forth on
Schedule 7.5 is any and all proof that any such required notice has been sent.

      7.6 Agreements. Except as set forth on Schedule 9.7, the STOCKHOLDER and the COMPANY shall terminate (i) any stockholders' agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on Schedule 9.12 hereto and (ii) any existing agreement between the COMPANY and any STOCKHOLDER, on or prior to the Closing Date. A list of such agreements to be terminated is set forth on Schedule 7.6 and copies of each such agreement to be terminated have been provided to counsel for CTS.

      7.7 Notification of Certain Matters. The STOCKHOLDER and the COMPANY shall give prompt notice to CTS of (i) the occurrence or non-occurrence of any event of which the COMPANY or the STOCKHOLDER has knowledge, the occurrence or non-occurrence of which, would cause any representation or warranty of the COMPANY or the STOCKHOLDER contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. CTS and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event of which CTS or NEWCO has knowledge, the occurrence or non-occurrence of which, would cause any representation or warranty of CTS or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of CTS or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section
7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 Amendment of Schedules.

            (a) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business.

            (b) Until 24 hours prior to the anticipated effectiveness of the Registration Statement, and notwithstanding the foregoing clause (a), the provisions of this clause (b) shall apply: no amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDER that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the COMPANY may be made unless CTS and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by CTS or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the COMPANY may be made unless a majority of the Founding Companies consent to such amendment or supplement. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, CTS shall give the COMPANY notice promptly after it has knowledge thereof. If CTS and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by CTS or any Founding Company if no response is received from CTS or any such Founding Company within 24 hours following receipt of notice by CTS or any Founding Company of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not give its consent, the COMPANY may terminate this Agreement pursuant to Section 12.1(d) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this
      Section 7.8 and CTS and a majority of the Other Founding Companies do not consent to such amendment or supplement as provided above, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(a) hereof. In the event that CTS or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement as provided above, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(d) hereof.

            (c) Between 24 hours prior to the anticipated effectiveness of the Registration Statement and the Closing Date, the provisions of this clause
      (c) shall apply. No amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDER that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the COMPANY may be made unless CTS consents to such amendment or supplement after consultation with the Underwriters. CTS and NEWCO hereby covenant that neither CTS nor NEWCO will amend or supplement any Schedule prepared by CTS or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on CTS or NEWCO, as the case may be, without consulting with the Underwriters, and CTS shall provide immediate notice of such amendment or supplement to the Founding Companies.

            (d) For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections
      8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8, except that, notwithstanding anything to the contrary contained in this Agreement, if the COMPANY or the STOCKHOLDER on the one hand, or CTS or NEWCO on the other hand, amends or supplements a Schedule which results in a termination of this Agreement and such amendment or supplement arises out of or reflects facts or circumstances which such party knew about at the time of execution of this Agreement and knew would result in a termination of this Agreement or if such amendment or supplement otherwise is proposed in bad faith, such party shall pay or reimburse CTS or the COMPANY and the STOCKHOLDER, as the case may be, for all of the legal, accounting and other out of pocket costs reasonably incurred in connection with this Agreement and the IPO as it relates to the COMPANY and the STOCKHOLDER.

      7.9 Cooperation in Preparation of Registration Statement.

            (a) The COMPANY and STOCKHOLDER shall furnish or cause to be furnished to CTS and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDER requested by CTS or the Underwriters for inclusion in, and will cooperate with CTS and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDER agree promptly to advise CTS if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDER contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the COMPANY or the STOCKHOLDER, the COMPANY represents and warrants as to such information furnished by the COMPANY or the STOCKHOLDER for use in the Registration Statement with respect to itself, and the STOCKHOLDER represents and warrants, as to such information furnished by the COMPANY or the STOCKHOLDER for use in the Registration Statement with respect to the COMPANY and himself or herself, that the Registration Statement at its effective date, at the date of the final Prospectus, each preliminary prospectus and each amendment to the Registration Statement, and at each closing date with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (b) CTS agrees that it will use its best efforts to provide to the COMPANY and its counsel copies of material drafts of the Registration Statement as they are prepared and to the extent practicable in light of the timetable of the IPO and the potential need to respond promptly to SEC, NASD or Nasdaq comments, to give the COMPANY sufficient time to review and comment upon such documents prior to filing with the SEC. Any objections posed by the COMPANY or its counsel shall state with specificity the material in question, the reason for the objection, and the COMPANY's proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the five business days immediately preceding the date scheduled for the effective date of the IPO, the COMPANY and the STOCKHOLDER agree that (i) two hours from the time the proposed changes are transmitted to the COMPANY's counsel if such transmission is during the COMPANY's normal business hours or (ii) four hours from the time the proposed changes are transmitted to the COMPANY's counsel if such transmission is not during the COMPANY's normal business hours, is sufficient time to review and respond to proposed changes.

      7.10 Final Financial Statements. The COMPANY shall provide prior to the Closing Date, and CTS shall have had sufficient time prior thereto to review, the unaudited consolidated balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statements of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended no earlier than 30 days prior to the Closing Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), but shall not include all of the footnotes and adjustments required by GAAP for complete financial statements. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated thereon.

      7.11 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 Approval of Merger Agreement. The STOCKHOLDER agrees to vote all of its shares of the COMPANY Stock in favor of the Merger and all other transactions contemplated by this Agreement.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANY

      The obligations of the STOCKHOLDER and the COMPANY with respect to actions to be taken on the Pre-Closing Date and, to the extent specified in this Section 8, on the Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Section 8. As of the Pre-Closing Date or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the STOCKHOLDER unless such parties have objected by notifying CTS in writing of such objection on or before the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of CTS and NEWCO contained in Section 6 hereof.

      8.1 Representations and Warranties. All representations and warranties of CTS and NEWCO contained in the Agreement shall be true and correct in all material respects as of the Pre-Closing Date and the Closing Date as though such representations and warranties had been made on and as of that date; and a certificate to the foregoing effect dated the Pre-Closing Date and the Closing Date and signed by the President or any Vice President of CTS shall have been delivered to the COMPANY and the STOCKHOLDER.

      8.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by CTS and NEWCO on or before each of the Pre-Closing Date and the Closing Date shall have been duly complied with and performed in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and certificates to the foregoing effect dated each of the Pre-Closing Date and the Closing Date and signed by the President or any Vice President of CTS shall have been delivered to the COMPANY and the STOCKHOLDER.

      8.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO.

      8.4 Opinion of Counsel. The STOCKHOLDER shall have received an opinion from counsel for CTS and NEWCO, dated the Pre-Closing Date and including a statement to the effect that it may be relied upon as of the Closing Date, substantially in the form annexed hereto as Annex VI.

      8.5 Consents and Approvals. All necessary consents of and filings required to be obtained or made by CTS or NEWCO with any Governmental Authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

      8.6 Good Standing Certificates. CTS and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no earlier than 10 days prior to the Pre-Closing Date, duly issued by the Delaware Secretary of State and in each state in which CTS or NEWCO is authorized to do business, showing that each of CTS and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for CTS and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

      8.7 Consummation of Other Agreements. The Other Agreements shall have been delivered by each of the Other Companies and each of the Other Agreements and this Agreement shall be in effect immediately prior to the Merger.

      8.8 Secretary's Certificate. The COMPANY shall have received a certificate or certificates, dated the Pre-Closing Date and the Closing Date and signed by the secretary of CTS and of NEWCO, certifying the truth and correctness of attached copies of the CTS's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of CTS and NEWCO approving CTS's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.9 Employment Agreements. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF CTS AND NEWCO

      The obligations of CTS and NEWCO with respect to actions to be taken on the Pre-Closing Date and, to the extent specified in this Section 9, on the Closing Date, are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Section 9. As of the Pre-Closing Date or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by CTS and NEWCO unless such parties have objected by notifying the COMPANY and the STOCKHOLDER in writing of such objection on or before the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY and the STOCKHOLDER contained in Section 5 hereof.

      9.1 Representations and Warranties. All the representations and warranties of the STOCKHOLDER and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Pre-Closing Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the STOCKHOLDER shall have delivered to CTS certificates dated the Pre-Closing Date and the Closing Date and signed by them to such effect.

      9.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDER and the COMPANY on or before each of the Pre-Closing Date and the Closing Date shall have been duly performed or complied with in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and the STOCKHOLDER shall have delivered to CTS certificates dated the Pre-Closing Date and the Closing Date, respectively, and signed by them to such effect.

      9.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO.

      9.4 Secretary's Certificate. CTS shall have received a certificate or certificates, dated each of the Pre-Closing Date and the Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate or Articles of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the shareholders approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.5 No Material Adverse Change. As of the Pre-Closing Date and as of the Closing Date, no event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect on the COMPANY, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

      9.6 STOCKHOLDER's Release. The STOCKHOLDER shall have delivered to CTS an instrument dated the Closing Date releasing the COMPANY from any and all (i) claims prior to the Closing Date of the STOCKHOLDER against the COMPANY and CTS and (ii) obligations prior to the Closing Date, of the COMPANY and CTS to the STOCKHOLDER, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDER,
(y) continuing obligations to the STOCKHOLDER relating to his employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

      9.7 Termination of Related Party Agreements. Except as set forth on
Schedule 9.7, all existing agreements between the COMPANY and the STOCKHOLDER shall have been canceled effective prior to or as of the Closing Date.

      9.8 Opinion of Counsel. CTS shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDER, dated the Pre-Closing Date and including a statement to the effect that it may be relied upon as of the Closing Date, substantially in the form annexed hereto as Annex VII, which form shall be deemed to include any additional opinions by such counsel or separate counsel retained by the COMPANY covering matters customary under the circumstances, including, without limitation, opinions covering the COMPANY's intellectual property, and the Underwriters shall have received a copy of the same opinion addressed to them.

      9.9 Consents and Approvals. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

      9.10 Good Standing Certificates. The COMPANY shall have delivered to CTS a certificate, dated as of a date no earlier than five days prior to the Pre-Closing Date, duly issued by the appropriate Governmental Authority in the COMPANY's state of incorporation and, unless waived by CTS, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

      9.11 Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act, or any state securities laws, and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, shares of CTS Stock at a price to the public acceptable to CTS.

      9.12 Employment Agreements. Each of the persons listed on Schedule 9.12 shall have entered into an employment agreement substantially in the form of Annex I hereto.

      9.13 Closing of IPO. The closing of the sale of the CTS Stock to the Underwriters in the IPO shall have occurred simultaneously with the Closing Date hereunder.

      9.14 FIRPTA Certificate. The STOCKHOLDER shall have delivered to CTS a certificate to the effect that he or she is not a foreign person pursuant to
Section 1. 1445-2(b) of the Treasury regulations.

      9.15 Consummation of Other Agreements. The Other Agreements shall have been delivered by each of the Other Companies and each of the Other Agreements and this Agreement shall be in effect immediately prior to the Merger.

      9.16 A/R Aging Reports. Within ten (10) days prior to Closing, the COMPANY shall have provided CTS (x) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and as of a date which is within 10 calendar days of the Closing Date and (y) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports").

      9.17 Current Ratio. The COMPANY will have a Current Ratio of no less than 2.00:1.00.

      9.18 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to CTS.

10. COVENANTS OF CTS AND THE STOCKHOLDER AFTER CLOSING

      10.1 Release From Guarantees; Repayment of Certain Obligations. CTS shall use its best efforts to have the STOCKHOLDER released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by CTS, if necessary to achieve such releases. In the event that CTS cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 180 days subsequent to the Closing Date, CTS shall pay off or otherwise refinance or retire such indebtedness.

      10.2 Preservation of Tax and Accounting Treatment. Except as contemplated by this Agreement or the Registration Statement, after the Closing Date, CTS shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including liquidating or merging the COMPANY into CTS.

      10.3 Preparation and Filing of Tax Returns.

            (a) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Closing Date. The STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

            (b) CTS shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date.

            (c) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (d) Each of the COMPANY, NEWCO, CTS and the STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax free transfer of property under Section 351(a) of the Code.

      10.4 Directors and Officers. The persons named in the Registration Statement shall be appointed as directors and elected as officers of CTS, as and to the extent set forth in the Registration Statement, promptly following the Closing Date. For a period of two years after the Closing Date, the STOCKHOLDER shall have the right to nominate a majority of the members to serve on the COMPANY's Board of Directors; provided, that, (i) at the time of such nomination the STOCKHOLDER is employed by either CTS or the COMPANY and (ii) CTS has consented to such nominees, whose consent will not be unreasonably withheld. CTS agrees to vote all of its shares of COMPANY Stock for such nominees, subject to the proviso of the preceding sentence.

      10.5 Preservation of Employee Benefit Plans. Following the Closing Date, CTS shall not terminate any health insurance, life insurance, 401(k) or any other Benefit Plan in effect at the COMPANY until such time as CTS is able to replace such Benefit Plan with a Plan that is applicable to CTS and all of its then existing subsidiaries. CTS shall have no obligation to provide replacement Plans that have the same terms and provisions as the existing Benefit Plans, provided, that any new health insurance plan shall provide for coverage for preexisting conditions.

      10.6 Rule 144. For a period of two years after the Closing Date, CTS shall take all actions that are within its powers and that are reasonably necessary to make Rule 144 promulgated under the 1933 Act available to the STOCKHOLDER.

      10.7 Authorization of Shares. CTS agrees to take all actions as may be necessary from time to time to reserve an adequate number of shares of CTS Stock to pay the stock portion of the consideration to the STOCKHOLDER pursuant to Annex III hereof.

11. INDEMNIFICATION

      The STOCKHOLDER, CTS and NEWCO each make the following covenants that are applicable to them, respectively:

      11.1 General Indemnification by the STOCKHOLDER. The STOCKHOLDER covenants and agrees that it will indemnify, defend, protect and hold harmless CTS, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by CTS, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from
(i) any breach of the representations and warranties of the STOCKHOLDER or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the STOCKHOLDER or the COMPANY under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDER, and provided to CTS or its counsel by the COMPANY or the STOCKHOLDER for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission by the COMPANY and/or the STOCKHOLDER to state therein a material fact relating to the COMPANY or the STOCKHOLDER required to be stated therein or necessary to make the statements therein not misleading, (iv) the matters described on Schedule 11.1(iv) or (v) any Tax imposed upon or relating to any third party or Acquired Party for a pre-Closing Date period, including, in each case, any such Tax arising out of or in connection with the transactions effected pursuant to this Agreement or any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise; provided, however, that in the case of any indemnity arising pursuant to clause (iii) such indemnity shall not inure to the benefit of CTS, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDER provided, in writing, corrected information to CTS counsel and to CTS for inclusion in the final prospectus, and such information was not so included or properly delivered.

      11.2 Indemnification by CTS. CTS covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDER at all times from and after the date of this Agreement until the eighteenth month anniversary of the Closing Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDER as a result of or arising from (i) any breach by CTS or NEWCO of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith,
(ii) any breach of any agreement on the part of CTS or NEWCO under this Agreement, (iii) any liability which the STOCKHOLDER may incur due to CTS's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 10.1 hereof (except to the extent that CTS or NEWCO has claims against the STOCKHOLDER by reason of such liabilities); (iv) any liability to a Person not a party to this Agreement (a "Third Person") under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CTS or NEWCO for inclusion in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CTS or NEWCO required to be stated therein or necessary to make the statements therein not misleading; provided, however, in the case of any indemnity arising pursuant to clause (iv) such indemnity shall not inure to the benefit of the STOCKHOLDER if any such claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incurred by the STOCKHOLDER are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the STOCKHOLDER for use in the preliminary prospectus, Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto unless the STOCKHOLDER provided, in writing, corrected information to CTS counsel and to CTS for inclusion in the final prospectus to the Registration Statement, and such information was not so included or properly delivered by CTS (or its representative).

      In the event the breach relates to the representation contained in Section
6.5 concerning the absence of options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements dealing with CTS Stock as set forth in Section 6.5 (a "CTS Security Right") and the existence of an undisclosed CTS Security Right will dilute the CTS capital, the stockholders of the Founding Company whose representation caused the breach of Section 6.5 shall suffer such dilution proportionately to the number of shares of CTS Stock owned by each of them.

      11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a Third Person or of the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

      11.4 Exclusive Remedy. Except as provided in Section 11.5(b) or Section
14.3 hereof, the indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement or to seek relief for a breach of any employment agreement with, or any stock option issued by, CTS.

      11.5 Limitations on Indemnification. (a) CTS, NEWCO, the Surviving Corporation and the other Persons or entities indemnified pursuant to Section
11.1 (other than the STOCKHOLDER) shall not assert any claim other than a Third Person claim for indemnification hereunder against the STOCKHOLDER until such time as, and solely to the extent that, the aggregate of all claims which such Persons may have against the STOCKHOLDER shall exceed 1.0% of the sum of (i) the cash paid to the STOCKHOLDER plus (ii) the value (determined in accordance with Section 11.5(c) hereof) of the CTS Stock delivered to the STOCKHOLDER (the "Indemnification

Threshold"); provided, however, that CTS, NEWCO, the Surviving Corporation and the other Persons or entities indemnified pursuant to Section 11.1 (other than the STOCKHOLDER) may assert and shall be indemnified for any claim under Section 11.1(iv) or 11.1(v) at any time, regardless of whether the aggregate of all claims which such Persons may have against the STOCKHOLDER exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iv) or 11.1(v) shall not be counted towards the Indemnification Threshold. The STOCKHOLDER shall not assert any claim for indemnification hereunder against CTS, NEWCO, the Surviving Corporation or the other Persons set forth in Section 11.1 (other than the STOCKHOLDER) until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDER may have against any of such Persons exceeds $100,000. No Person shall be entitled to indemnification under this Section 11 if and to the extent that such Person's claim for indemnification is directly or indirectly related to a breach by such Person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      (b) CTS shall have the right, upon written notice, to offset indemnification amounts due to it pursuant to this Agreement against payments due to the STOCKHOLDER under (i) this Agreement (including, without limitation, the consideration set forth on Annex III hereto) and/or (ii) any contract contemplated by, or referred to in, this Agreement.

      (c) Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of CTS Stock, or a combination thereof. For purposes of calculating the value of the CTS Stock received or delivered by the STOCKHOLDER (for purposes of determining the Indemnification Threshold and the amount of any indemnity paid), CTS Stock shall be valued at its initial public offering price as set forth in the Registration Statement.

      (d) Notwithstanding any other term of this Agreement (except the proviso to this sentence), the STOCKHOLDER shall not be liable under this Section 11 for an amount which exceeds the amount of proceeds received by the STOCKHOLDER in connection with the Merger, such proceeds to be equal to the sum of (i) the cash paid to the STOCKHOLDER (ii) the additional consideration, if any, earned by the STOCKHOLDER pursuant to Annex III hereof, and (iii) the value of the CTS Stock delivered to the STOCKHOLDER (determined in accordance with Section 11.5(c) hereof); provided, that the STOCKHOLDER's indemnification obligations pursuant to Sections 11.1(iv) and (v) shall not be limited.

12. TERMINATION OF AGREEMENT

      12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

            (a) by mutual consent of the boards of directors of CTS and the COMPANY;

            (b) by the STOCKHOLDER or the COMPANY (acting through its board of directors), on the one hand, or by CTS (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

            (c) by the STOCKHOLDER or the COMPANY, on the one hand, or by CTS, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

            (d) pursuant to Section 7.8 hereof.

      12.2 Liabilities in Event of Termination. Except as provided in Section
7.8 hereof. the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13. NONCOMPETITION

      13.1 Prohibited Activities. The STOCKHOLDER acknowledges and agrees to be bound by the noncompetition terms and provisions set forth in the employment agreement referred to in Section 8.9 hereof.

      13.2 Damages. Because of the difficulty of measuring economic losses to CTS as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CTS for which it would have no other adequate remedy, the STOCKHOLDER agrees that, in the event of breach by the STOCKHOLDER, the foregoing covenant may be enforced by CTS by injunctions and restraining orders.

      13.3 Independent Covenant. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the STOCKHOLDER against CTS (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CTS of such covenants.

      13.4 Materiality. The COMPANY and the STOCKHOLDER hereby agree that this covenant is a material and substantial part of this transaction.

14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDER. The STOCKHOLDER recognizes and acknowledges that it had in the past, currently has, and in the future may have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or CTS, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or CTS's respective businesses. The STOCKHOLDER agrees that it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CTS or the Other Founding Companies who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby,
(b) following the Closing, such information may be disclosed by the STOCKHOLDER as is required in the course of performing its duties for CTS or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the STOCKHOLDER, (ii) disclosure is required by law or the order of any Governmental Authority under color of law; provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDER shall, if possible, give prior written notice thereof to CTS and provide CTS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event the transactions contemplated by this Agreement are not consummated, the STOCKHOLDER shall have none of the above-mentioned restrictions on his ability to disseminate confidential information with respect to the COMPANY.

      14.2 CTS AND NEWCO. CTS and NEWCO recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. CTS and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the STOCKHOLDER and to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 14.2 and (c) to the Other Founding Companies and their representatives pursuant to Section 7. 1 (a), unless (i) such information becomes known to the public generally through no fault of CTS or NEWCO, (ii) disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (ii), CTS and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDER and provide the COMPANY and the STOCKHOLDER with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by CTS or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDER shall be entitled to an injunction restraining CTS and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDER from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders. Nothing herein shall be construed as prohibiting a party hereto from pursuing any other available remedy for such breach or threatened breach of Sections 14.1 and 14.2, including the recovery of damages.

      14.4 Survival. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Closing Date.

15. TRANSFER RESTRICTIONS

      15.1 Transfer Restrictions. For a period of one year from the Closing Date, except pursuant to Section 16 hereof, the STOCKHOLDER shall not (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (a) any shares of CTS Stock received by the STOCKHOLDER pursuant to the terms hereunder or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of CTS Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or
(ii) engage in any transaction, whether or not with respect to any shares of CTS Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of CTS Stock acquired pursuant to Section 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, the STOCKHOLDER may (x) transfer shares of CTS Stock to immediate family members (or trusts for the benefit of the STOCKHOLDER or family members, the trustees of which so agree) or (y) encumber or pledge any of such shares of CTS Stock; provided, that the family member, trust, trustee, pledgee or other beneficiary of such transfer, encumbrance or pledge, as the case may be, agrees in writing prior to such transaction to be bound by (1) the provisions of this Section as if the STOCKHOLDER and party hereto and (2) the indemnification provisions set forth in this Agreement as if a STOCKHOLDER and party hereto. The certificates evidencing the CTS Stock delivered to the STOCKHOLDER pursuant to
Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as CTS may deem necessary or appropriate:

EXCEPT AS PROVIDED BY THAT CERTAIN AGREEMENT AND PLAN OF ORGANIZATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY FOR PUBLIC INSPECTION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF THE CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16. REGISTRATION RIGHTS

      16.1 Piggyback Registration Rights. At any time following the Closing Date, whenever CTS proposes to register any CTS Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by CTS, (ii) registrations relating to Plans and (iii) registrations relating to rights offerings made to the stockholders of CTS, CTS shall give the STOCKHOLDER prompt written notice of its intent to do so. Upon the written request of the STOCKHOLDER given within 30 days after receipt of such notice, CTS shall cause to be included in such registration all of the CTS Stock issued to the STOCKHOLDER pursuant to this Agreement which any such STOCKHOLDER requests, provided that CTS shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to CTS or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if CTS is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 16.1 that the number of shares to be sold by persons other than CTS is greater than the number of such shares which can be offered without adversely affecting the offering, CTS may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by CTS after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than CTS, the STOCKHOLDER and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDER and the stockholders of the Other Founding

Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing pro rata the number of shares to be sold by the Founding Stockholders.

      16.2 Registration Procedures. All expenses incurred in connection with the registrations under this Section 16 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts with respect to any CTS Stock sold on behalf of the STOCKHOLDER), shall be borne by CTS. In connection with registrations under
Section 16.1, CTS shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CTS Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which stockholders of the Founding Companies shall have sold all CTS Stock which they requested to be registered); (ii) use its best efforts to register and qualify the CTS Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the CTS Stock; (iii) take all actions necessary to have the CTS Stock covered by such registration listed or quoted on the exchange or automated quotation system on which the CTS Stock trades at the time of registration; (iv) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder; and (v) make available its general counsel to advise the STOCKHOLDER and provide the legal opinions required under the purchase agreement used in connection with the registrations under this Section 16.

      16.3 Underwriting Agreement. In connection with each registration pursuant to Section 16.1 covering an underwritten registered public offering, CTS and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CTS's size and investment stature, including indemnification provisions.

      16.4 Availability of Rule 144. CTS shall not be obligated to register shares of CTS Stock held by the STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to the STOCKHOLDER for such shares.

      16.5 Market Standoff. In consideration of the granting to the STOCK HOLDER of the registration rights under this Section 16, the STOCKHOLDER agrees that it will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of CTS Stock in the 10 days prior to the effectiveness of any registration of CTS Stock for sale to the public and for up to 90 days following the effectiveness of such registration, provided, that: (i) all directors, executive officers and holders of more than five percent of the outstanding CTS Stock agree to the same restrictions; (ii) with respect to the first public offering of shares of the CTS Stock within three years following the IPO, the STOCKHOLDER shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' advice; and (iii) CTS has not exercised its rights to delay under this Section 16.5 more than once in any 12 month period.

17. GENERAL

      17.1 Cooperation. The COMPANY, the STOCKHOLDER, CTS and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The STOCKHOLDER will cooperate and use his reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with CTS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

      17.2 Successors and Assigns. During the period payments are to be made to the STOCKHOLDER pursuant to Annex III hereof, this Agreement and the rights of the parties hereunder may not be assigned (including by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CTS, and the heirs and legal representatives of the STOCKHOLDER; provided, however, that this Agreement and the rights of the parties hereunder may be assigned if the assignee is a company whose capital stock is traded on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange.

      17.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDER, the COMPANY, NEWCO and CTS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDER, the COMPANY, NEWCO and CTS, acting through their respective officers or trustees, duly authorized by their respective boards of directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY and the STOCKHOLDER shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      17.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      17.5 Brokers and Agents. Except as disclosed on Schedule 17.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      17.6 Expenses.

            (a) Whether or not the transactions herein contemplated shall be consummated, CTS will pay the fees, expenses and disbursements of CTS and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by CTS under this Agreement, including the fees and expenses of Price Waterhouse LLP, Morgan, Lewis & Bockius LLP, and any other person or entity retained by CTS, and the costs of preparing the Registration Statement.

            (b) If the transactions herein contemplated shall not be consummated, the Company shall pay the fees, expenses and disbursements of the STOCKHOLDER, the COMPANY and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the COMPANY and the STOCKHOLDER under this Agreement, including the fees and expenses of legal counsel to the COMPANY and the STOCKHOLDER.

            (c) If the transaction herein contemplated is consummated, CTS will pay the fees, expenses, and disbursements of the STOCKHOLDER and the COMPANY as described in (b), above.

            (d) The STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the transactions contemplated hereby. The STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, the STOCKHOLDER acknowledges that he, and not the COMPANY or CTS, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all Tax risks and liabilities of the STOCKHOLDER in connection with the transactions contemplated hereby.

      17.7 Notices. All notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telefax (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), or upon delivery if sent by express mail, in each case postage prepaid and addressed as follows:

            (a) If to CTS, or NEWCO:

                1650 Tysons Boulevard
                Suite 600
                McLean, Virginia 22102

            with copies to:

                The Commonwealth Group
                1650 Tysons Boulevard
                Suite 600
                McLean, Virginia 22102

            and

                Morgan, Lewis & Bockius LLP
                101 Park Avenue
                New York, New York 10178
                Attn: Christopher T. Jensen, Esq.

            (b) If to the STOCKHOLDER, addressed to him at his address set forth on Annex IV, with copies to his counsel as is set forth with respect to the STOCKHOLDER on such Annex IV;

            (c) If to the COMPANY:

                Management Support Technology, Corp.
                3 Speen Street
                Framingham, Massachusetts  01701
                Attn: Mr. C. Lawrence Meador

                and marked "Personal and Confidential"
            with copies to:

                Ropes & Gray
                One International Place
                Boston, Massachusetts  02110
                Attn:  David A. Fine, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.7 from time to time.

      17.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

      17.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      17.10 Time. Time is of the essence with respect to this Agreement.

      17.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      17.12 Remedies Cumulative. Except as provided in Section 11.4 of this Agreement, no right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      17.13 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      17.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of CTS, NEWCO, the COMPANY and the STOCKHOLDER. Any amendment or waiver effected in accordance with this Section 17.14 shall be binding upon each of the parties hereto, any other person receiving CTS Stock in connection with the Merger and each future holder of such CTS Stock.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             CONDOR TECHNOLOGY SOLUTIONS, INC.


                             By:   /s/   Kennard F. Hill
                                ---------------------------------
                                Name:  Kennard F. Hill
                                Title: President and Chief Executive Officer


                             MST ACQUISITION CORP.


                             By:   /s/   Kennard F. Hill
                                ---------------------------------
                                Name:  Kennard F. Hill
                                Title: President and Chief Executive Officer


                             MANAGEMENT SUPPORT TECHNOLOGY
                             CORP.


                             By:   /s/   C. Lawrence Meador
                                ---------------------------------
                                Name:  C. Lawrence Meador
                                Title: President


                             STOCKHOLDER:


                                 /s/  C. Lawrence Meador
                             ------------------------------------
                             Name: C. Lawrence Meador

                                    ANNEX III


                     CONSIDERATION TO BE PAID TO THE STOCKHOLDER


(1) Total consideration to be paid to the STOCKHOLDER on the Closing Date:

         $9,750,000 in cash and $7,850,000/IPO price per share shares of CTS Stock.

(2) At the Closing, CTS shall grant options equal to 1.3333% of the shares of CTS outstanding (giving effect to the Closing) under the terms of the 1997 Long-Term Incentive Plan of CTS, such options to be granted with an exercise price equal to the IPO price and vesting provisions equal to other options being granted to executives of CTS, and to be allocated to the employees of MST, including
    Mr. C. Lawrence Meador, as may be designated in writing to CTS prior to the Closing by Mr. Meador.

(3) Contingent consideration of up to $8,400,000 will be paid to the STOCKHOLDER contingent on the 1998, 1999 and 2000 financial performance of the COMPANY. Contingent consideration (if earned) is being offered herein in view of the differences of opinion between CTS and the STOCKHOLDER regarding the value of the COMPANY's business, including without limitation its growth rate, sustainability of customer base and operating margins. Accordingly, the contingent portion of the consideration (if any) will enable the total consideration to be based on the actual value of the COMPANY's business.

    The following details the potential contingent consideration for the
    COMPANY:


                                           Annual       Cumulative       Annual           Cumulative
                                          Pre-tax        Pre-tax         Pre-tax            Pre-tax
                          Conditions   Income Target* Income Target*  Income Threshold*  Income Threshold*
                  ----------------------------------------------------------------------------------------
1998               Cumulative Earn-out   $3,464,000     $3,464,000       $2,750,000         $2,750,000
earn-out          Consideration cannot
                   exceed $4,700,000

1999               Cumulative Earn-out   $4,330,000     $7,794,000       $3,079,000         $5,829,000
earn-out          Consideration cannot
                   exceed $8,400,000

2000               Cumulative Earn-out   $4,330,000     $12,124,000      $3,000,000         $8,829,000
earn-out          Consideration cannot
                   exceed $8,400,000




               Basis of Earn-out Calculation        %Cash / %Equity    Consideration  Cumulative Consideration
              -------------------------------------------------------------------------------------------------
1998          4.27  x Cumulative Pre-tax                  30%            $3,052,214          $20,652,214
earn-out      Income over Cumulative Threshold            70%

1999          4.27  x Cumulative Pre-tax Income over      30%            $5,347,786          $26,000,000
earn-out          Cumulative Threshold less               70%
                       1998 earn-out

2000          4.27  x Cumulative Pre-tax Income over       30%                --             $26,000,000
earn-out        Cumulative Threshold less 1998             70%
                    & 1999 earn-outs


*   Pre-tax Income shall be calculated as follows:

    (i) January 1, 1998 through December 31, 1998: Pre-tax Income shall equal the COMPANY's earnings after interest, depreciation and amortization, but before Federal and state taxes for the period from January 1, 1998 through December 31, 1998, calculated in accordance with GAAP in the manner applied in the audited financial statements of the COMPANY included in the Registration Statement, but without giving effect to (x) any intercompany costs or charges imposed by CTS for services provided to the COMPANY (other than charges for services provided by CTS that were previously arranged for and independently paid by the COMPANY, including, without limitation, audit fees, insurance costs, and general overhead) or (y) the amortization of intangible assets resulting from the transactions contemplated by the Agreement. Notwithstanding the foregoing, Pre-tax Income for such period shall include all costs or other charges imposed for services or products provided by CTS to the COMPANY for use in connection with the servicing of the COMPANY's customers.

    (ii) January 1, 1999 through December 31, 1999: Pre-tax Income shall equal the COMPANY's earnings after interest, depreciation and amortization, but before Federal and state taxes for the period from January 1, 1999 through December 31, 1999, calculated in accordance with GAAP in the manner applied in the audited financial statements of the COMPANY included in the Registration Statement, but without giving effect to (x) any intercompany costs or charges imposed by CTS for services provided to the COMPANY (other than charges for services provided by CTS that were previously arranged for and independently paid by the COMPANY, including, without limitation, audit fees, insurance costs, and general overhead) or (y) the amortization of intangible assets resulting from the transactions contemplated by the Agreement. Notwithstanding the foregoing, Pre-tax Income for such period shall include all costs or other charges imposed for services or products provided by CTS to the COMPANY for use in connection with the servicing of the COMPANY's customers.

    (iii) January 1, 2000 through December 31, 2000: Pre-tax Income shall equal the COMPANY's earnings after interest, depreciation and amortization, but before Federal and state taxes for the period from January 1, 2000 through December 31, 2000, calculated in accordance with GAAP in the manner applied in the audited financial statements of the COMPANY included in the Registration Statement, but without giving effect to (x) any intercompany costs or charges imposed by CTS for services provided to the COMPANY (other than charges for services provided by CTS that were previously arranged for and independently paid by the COMPANY, including, without limitation, audit fees, insurance costs, and general overhead) or (y) the amortization of intangible assets resulting from the transactions contemplated by the Agreement. Notwithstanding the foregoing, Pre-tax Income for such period shall include all costs or other charges imposed for services or products provided by CTS to the COMPANY for use in connection with the servicing of the COMPANY's customers.

    The equity to be delivered hereunder shall be valued at a per share price equal to one-tenth (1/10) of the sum of the closing price per share of the CTS Stock as reported by the "Exchange" (as defined in Section 3(a)(1) of the 1934 Act) on which the CTS Stock is traded at the close of each of the last ten business days immediately prior to the date the contingent consideration is paid. If the CTS Stock is not traded on any Exchange, then the value of the equity shall be determined by one appraiser selected upon mutual agreement of CTS and the STOCKHOLDER, whose fees and expenses shall be paid one-half by CTS and one-half by the STOCKHOLDER.

    (3) The equity and cash delivered hereunder shall be delivered to the STOCKHOLDER no later than 30 days after CTS has received from its independent accountants audited consolidated financial statements for CTS.